UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2007

REIT AMERICAS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-11836	86-0576027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2960 N. Swan Rd., Suite 300
Tucson, AZ 85712
(Address of principal executive offices) (Zip Code)

(520) 326-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Company entered into an Agreement and Plan of Merger, dated as of May 25, 2006, (the “Merger Agreement”) by and among Virium Pharmaceuticals, Inc., a New York corporation (“Virium”), the Company, Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Pharmaceuticals”) and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, Virium will merge with and into Merger Sub with Virium as the surviving corporation (the “Merger”). As a result of the Merger, each share of common stock, par value $0.01 per share, of Virium held by the Virium shareholders will be exchanged for one newly-issued share of common stock, par value $0.01 per share, of Pharmaceuticals, on the terms and conditions set forth in the Merger Agreement. The consummation of the Merger is subject to certain conditions, including obtaining the approval of the Company’s stockholders of a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”), obtaining the approval of the Company’s stockholders of a merger of the Company with and into Pharmaceuticals, with Pharmaceuticals as the surviving entity (the “Reincorporation Merger”), effecting the Reverse Stock Split and consummating the Reincorporation Merger.

The Board of Directors of the Company approved the Merger Agreement and recommended the Merger Agreement for stockholder approval on May 14, 2007. The Merger Agreement, the Reverse Stock Split and the Reincorporation Merger will be submitted for stockholder approval at the next annual meeting of the stockholders to be held on July 20, 2007.

The following is a summary of certain provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference in its entirety and attached to this Form 8-K as Exhibit 2.1.

General Description

Subject to the provisions of the Merger Agreement, Merger Sub will merge into Virium, with Virium being the surviving corporation following the Merger. The Merger will become effective when Merger Sub and Virium file Articles of Merger with the respective Secretary of State of the State of Delaware and the State of New York. The directors and officers of Virium immediately prior to the Merger will become the directors and officers of Virium, each to hold office in accordance with the articles of incorporation of the surviving corporation. The Merger Agreement contains various representations, warranties, covenants and additional agreements customary for a merger transaction.

Issuance of Common Stock

Pharmaceuticals will issue no more than 9,000,000 shares of its common stock to Virium shareholders in exchange for all of the outstanding shares of Virium common stock in a private offering (the “Offering”) exempt from registration pursuant to Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended. All Virium shareholders receiving shares of Pharmaceuticals’ common stock in exchange for the shares of Virium common stock must either (i) qualify as “accredited investors” as defined in Rule 501 of Regulation D or, (ii) alone or with one or more “purchaser representatives” as defined in Rule 501 (h) of Regulation D, have such knowledge and experience in financial and business matters that he, she or they are capable of evaluating the merits and risks of investing in the common stock.

At the effective time of the Merger, each issued and outstanding share of Virium common stock will be converted into the right to receive 0.0376302949 shares of Pharmaceuticals’ common stock, par value $0.001 per share. Pharmaceuticals will issue additional shares of its common stock and warrants to purchase shares of its common stock in connection with the successful completion of the Virium bridge financing and the Virium equity financing described below.

The issuance of the shares of Pharmaceuticals’ common stock in exchange for the Virium common stock is contingent upon the satisfactory performance of the terms and conditions precedent to the Merger as described in the Merger Agreement and the consummation of the Merger on the terms contemplated in the Merger Agreement.

Cash Consideration

In further consideration of the shares of Pharmaceuticals’ common stock, at the Closing, Virium will pay Pharmaceuticals the sum of $300,000 (the “Cash Payment”), in cash by wire transfer of immediately available funds, less any amounts previously paid by Virium to the Company as an advance on the Cash Payment.

Virium Bridge Financing

As a condition precedent to the Merger, Dawson James Securities, Inc. (“Dawson James”) is required to have successfully arranged bridge financing for the benefit of Virium in an amount of $500,000 (the “Virium Bridge Financing”). In connection with entering into the Merger Agreement, Virium is required to pay the Company $50,000 out of the gross proceeds of the Virium Bridge Financing as an advance on the Cash Consideration due at Closing.

Virium Equity Financing

As a condition precedent to the Merger, Dawson James is required to have successfully arranged up to 3,000,000 in equity financing in a private placement, based on a pre-money valuation as reasonably agreed by the parties to the Merger Agreement. The purchase price for this capital stock will be placed in escrow prior to the closing of the Merger, and its release shall be subject only to the closing of the Merger.

Closing/Termination

The terms of the Merger Agreement provide that the closing of the transactions contemplated by the Merger Agreement (the “Closing”) must take place prior to or on August 31, 2007. If the Closing has not occurred prior to or on August 31, 2007, the Merger Agreement may be terminated by either the Company, if prior to the Reincorporation Merger, Pharmaceuticals, if the Reincorporation Merger has been consummated, or Virium.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 25, 2006, by and among Virium Pharmaceuticals, Inc., REIT Americas, Inc., Virium Pharmaceuticals, Inc. and Virium Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2007

REIT AMERICAS, INC.

By:	/s/ DALE MARKHAM

Name:	F. Dale Markham
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 25, 2006, by and among Virium Pharmaceuticals, Inc., REIT Americas, Inc., Virium Pharmaceuticals, Inc. and Virium Merger Sub, Inc.